Stock Purchase Agreement

THIS STOCK PURCHASE AGREEMENT dated September 13, 2016 ("Agreement"), by and among DigitalTown, Inc., a corporation organized and existing under the laws of Minnesota ("Buyer"), Clint Skidmore, an individual residing in British Columbia, Canada (“Skidmore”) and Kaiyaco Ventures Ltd. (Kaiyaco”) (Skidmore and Kaiyaco are collectively the "Sellers")

W I T N E S S E T H:

WHEREAS, Skidmore owns thirty-four (34) shares of the capital stock of Rezserve Technologies, Ltd a corporation organized and existing under the laws of Victoria, BC Canada with registration number B0670724 ("Company"), and Kaiyaco owns thirty-one (31) shares of the capital stock of the Company, and

WHEREAS, the shares of the Company owned by Skidmore and Kaiyaco constitute all of the issued and outstanding stock of the Company, and

WHEREAS, Buyer wishes to buy and the Sellers wish to sell to Buyer, on the terms and for the consideration hereinafter provided, one hundred percent (100%) of the Company issued and outstanding capital stock of the Company.

NOW, THEREFORE, in consideration of the promises and the respective agreements hereinafter set forth and other good and valuable consideration, Buyer and Sellers hereby agree as follows:

1.

PURCHASE OF COMPANY COMMON STOCK.

1.1

Sale of Common Stock.  Upon the terms and subject to the provisions of this Agreement, the Sellers agree that they will sell, convey, transfer, assign and deliver to Buyer at the Closing provided for in Article 2, free and clear of all claims, liens, pledges, encumbrances, mortgages, charges, security interests, options, preemptive rights or other interests or equities

[Type here]

whatsoever, sixty-five (65) shares of duly and validly issued, fully paid and non-assessable common stock ("Purchased Stock") of the Company owned by the Seller.

1.2

Consideration for Sale and Transfer of the Purchased Stock.  Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Sellers herein contained, and in full consideration of such sale, conveyance, transfer, assignment and delivery of the Purchased Stock to Buyer, Buyer agrees to pay and deliver to the Sellers a purchase price for the Purchased Stock of one million six hundred thousand dollars ($1,600,000).  Payment shall be 3,000,000 shares of common stock of the Buyer (the “Shares”), and a secured convertible note in the amount of $400,000 (“Convertible Note”), to be executed simultaneously with this agreement (“Stock Purchase Price”).

2.

THE CLOSING AND PAYMENT OF STOCK PURCHASE PRICE.

2.1

Closing.  The closing ("Closing") with respect to the acquisition of the Purchased Stock under this Agreement and all other transactions contemplated hereby shall take place at Bellevue, Washington on September 14, 2016. The time and date of the Closing is hereinafter called the "Closing Date."

2.2

Payment of Stock Purchase Price.  At the Closing, the Buyer shall deliver the Stock Purchase Price by way of a stock certificate evidencing the Shares, and the Convertible Note, and the Buyer’s Stock will be delivered to the Sellers at the location designated by Sellers.

2.3

Transfer of Purchased Stock.  At the Closing, the Sellers shall deliver to Buyer or its nominee the Purchased Stock, free and clear of all claims, liens, pledges, encumbrances, mortgages, charges, security interests, options, preemptive rights, restrictions or any other interests or imperfections of title whatsoever, except the security interest as set forth in the Convertible Note.  Said transfer shall be effected by delivery to Buyer of one or more stock certificates.  The Sellers acknowledge that the Purchased Stock is unique and not otherwise available, and agrees that, in addition to any other available remedies; Buyer may seek any equitable remedies to enforce performance by the Sellers hereunder, including, without limitation, an action for specific performance, and Buyer agrees and acknowledges that in the

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 2

event of a breach hereof by Buyer, Sellers may seek any equitable remedies to enforce performance by the Buyer hereunder, including without limitation, an action for specific performance.

3.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

Sellers hereby represent, warrant and agree as of the date hereof and as of the date of the Closing as follows:

3.1

Organization and Qualification of Company.  The Company is duly organized, validly existing and in good standing under the laws of British Columbia.  The Company has all requisite corporate power and authority to own or lease all of its properties and assets and to conduct its business in the manner and in the places where such properties are owned or leased or such business is now conducted by it.  Company is duly qualified, licensed and authorized to do business as a corporation and is in good standing as a corporation in the jurisdictions in which it conducts business, and is not required to be so licensed, qualified or authorized to conduct its business or own its property in any other jurisdiction, except where the failure to be so qualified would not result in a material adverse effect on the Sellers’ property, operations or financial condition (“Company Material Adverse Effect”).

The minute books of the Company contain correct and complete copies of the Certificate of Incorporation and Bylaws of the Company, including all amendments thereto and restatements thereof.

3.2

Authority of Company and the Sellers.  This Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer pursuant to or in contemplation of this Agreement will constitute, when so delivered, the valid and binding obligations of Sellers as party thereto and shall be enforceable in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, by the exercise

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 3

of judicial discretion in accordance with general equitable principles, and by equitable defenses that may be applied to the remedy of specific performance.  The execution, delivery and performance of this Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer by Sellers or the Company have been duly authorized by all necessary action of Sellers and, with respect to Company, are within Company's corporate powers, and will not:

(i)

result in a breach of or constitute a default or result in any right of termination or other Company Material Adverse Effect under any indenture or loan or credit agreement of any of the Sellers or the Company, or any other material agreement, lease or instrument to which any of the Sellers or the Company is a party or by which the property of any of the Sellers or the Company is bound or affected;

 (ii)

 result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance or claim of any nature whatsoever on the Purchased Stock or any property or assets now owned, leased or used by the Company;

(iii)

result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, now in effect having applicability to any of the Sellers;

(iv)

violate any provisions of the Certificate of Incorporation or By-Laws of the Company, or

 (v)

require any approval, consent or waiver of, or filing with, any entity, private or governmental.

3.4

Capitalization.  The Purchased Stock has been duly and validly authorized, and is duly and validly issued, fully paid and non-assessable.  The Purchased Stock is free and clear of any and all claims, liens, pledges, charges, encumbrances, mortgages, security interests, options, preemptive or other rights, restrictions on transfer, or other interests or equities or imperfections of title whatsoever.  There are no other equity securities of Company outstanding on the date hereof and there are no existing warrants, preemptive or other rights, options, calls,

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 4

commitments, conversion privileges, or other agreements (all of the foregoing being collectively called "Options") obligating the Company to issue any or all of its authorized and unissued capital stock, or any security convertible into and/or exchangeable for capital stock of the Company.  The Company has no capital stock of any class authorized or outstanding except as identified herein.  The Purchased Stock represents one hundred percent (100%) of the issued and outstanding capital stock of the Company.

3.5

Valid Title to Purchased Stock.  The Sellers will deliver to Buyer valid and marketable title to the Purchased Stock at the Closing, free and clear of any claims, liens, pledges, charges, encumbrances, mortgages, security, interests, options, preemptive or other rights, restrictions on transfer or other interest or equities or any other imperfections of title whatsoever.

3.7

Conduct of the Business.  The Company is not a party to, or subject to or bound by nor are any of its assets subject to or bound by any agreement, oral or written, or any  judgment, law, rule, regulation, order, writ, injunction or decree of any court or governmental or administrative body which prohibits or materially adversely affects or upon the consummation of the transactions contemplated hereby would prohibit or materially adversely affect: (i) the use of any or all of the assets and property of Company necessary for operation in the ordinary and usual course of business; or (ii) the conduct of its business and operations, in each case, in all material respects in substantially the same manner as such business has been conducted by it.  The Company has all properties and rights, as of the date hereof, necessary to conduct the business and operations of the Company in all material respects in substantially the same manner as such business has been conducted by it prior to the date hereof.

3.8

Certificate of Incorporation.  The Certificate of Incorporation of the Company and all amendments thereto to the Articles have been validly adopted by the stockholders and directors of the Company and the Certificate of Incorporation, as amended, is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms.

3.9

Bylaws.  The Bylaws of the Company, and all amendments to the Bylaws, have

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 5

been validly adopted, and the Bylaws, as amended, are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms.

3.10

Shareholders.  The Company has no stockholders other than the Sellers.

3.11

Disclosure.  No representation or warranty in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

3.12

Subsidiaries and Investments.   The Company has no subsidiaries and does not own any securities of or other interests or interests in, any firm, corporation, partnership, joint venture, trust, association, estate, joint stock company, organization, enterprise or entity, except temporary investments in the ordinary course of business.

3.13

Assets.

(a)

Physical Assets, Cash, Machinery.  All assets of the Company included in Company's audited Balance Sheet for month ended June, 30, 2016, (as hereinafter defined as “Financial Statement”, other than those disposed of since Financial Statement date in the ordinary course of business, together with the Company’s contract and other third party rights, are at the date of the Closing, the material assets associated with and necessary to the business and operations of Company as presently conducted, provided. With respect to the machinery, equipment and personal property owned by the Company, Sellers make no representation, warranty, express or implied, including in particular the implied warranties of merchantability and fitness for a particular purpose or condition, other than the warranty of title and that such machinery, equipment and personal property is substantially adequate for current needs and production levels of the Company, including the processing of the existing backlog on a basis consistent with the Company's past practice.  The machinery, equipment and other like assets will be, up to the Closing, operated in a manner substantially consistent with the Company's present operating practices.

(b)

Liens. The Company has good and marketable title to all its assets (including, without limiting the generality of the foregoing, those reflected in the Financial Statements, except as since sold or otherwise disposed of in the ordinary and normal course of business on

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 6

commercially reasonable terms, free and clear of all claims, liens, pledges, charges, mortgages, security interests, encumbrances, equities or other imperfections of title of any nature whatsoever, except for liens for current taxes and assessments not yet due and payable.

(c)

Inventory. The inventory of the Company reflected in the Financial Statement or existing at the date hereof has been acquired in the ordinary course of the Company's business, and is of a quality and quantity saleable in the ordinary course of the Company's business at prevailing market prices; is valued at lower of cost or market and reflects write-downs to realizable values in the case of items which have become unsalable or slow moving (except at prices less than cost) through regular distribution channels in the Company's business.

Subject to write-downs complying with the preceding paragraph, the values of the inventory stated in the balance sheet and on the books of the Company reflect the Company's normal inventory valuation policies and were determined in accordance with generally accepted accounting principles, practices and methods consistently applied. Purchases commitments for raw materials and parts are not, individually or in the aggregate, in excess of normal requirements and none are at prices materially in excess of current market prices.  Since the Financial Statement date, no inventory items have been sold or disposed of except through sales in the ordinary course of business.

(d)

Real Estate.  With the exception of the real estate and buildings and improvements thereon which the Company leases and operates as described in the Financial Statement (the "Real Estate"). With respect to the Real Estate:

(i)

The Real Estate and the operations conducted thereon and the uses made thereof are in compliance with all, and are not in violation of any applicable federal, state or local statute, ordinance, code, order, requirement, law, rule or regulation relating to occupational health or safety, building or zoning matters except for violations that would not have a Company Material Adverse Effect.

(ii)

No written or oral notice of violation of any applicable federal, state or local statute, ordinance, order, requirement, law, rule, regulation, or of any covenant, condition, restriction or

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 7

easement affecting the Real Estate, with respect to the use or occupancy of the Real Estate, has been given by any person having jurisdiction over the Real Estate or  by any other person entitled to enforce the same, or to the best of Sellers' knowledge, any other person or entity since the date of Company's ownership of the Real Estate.

(iii)

To the knowledge of any of Sellers’ officers, without having made any investigation, (“Sellers’ Knowledge”) there is no plan, study or effort by any governmental authority or any other person or entity having jurisdiction over the Real Estate which may prevent or hinder the continued use of the Real Estate substantially as heretofore used in the conduct of the Company's business.

3.14

Financial Statements and Undisclosed Liabilities.

 (a)

The Company will deliver to the Buyer its audited Financial Statements as of June 30, 2016 (the "Financial Statement Date"), and will provide its unaudited balance sheet as of June 30, 2016, no later than sixty (60) days from the date of Closing, and statements of income and retained earnings for each of the two years or periods then ended, including, in each case, the related notes.  The Interim Financial Statements and similar balance sheets and statements for periods subsequent to those covered by the Interim Financial Statements are hereinafter referred to as "Interim Financial Statements."

(b)

All of the Financial Statements:

 (i) present fairly in all material respects the financial position of the Company as of the dates thereof and the results of operations and changes in financial position for the respective periods covered by such statements, and

(ii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with Company's past practices.

(c)

To the Sellers’ Knowledge, the Company does not have any material indebtedness, liability, claim or obligation of any nature, fixed or contingent, choate or inchoate, liquidated or unliquidated, secured or unsecured or otherwise of any kind or nature whatsoever, except: (i) as shown on the Financial Statement or incurred in the ordinary course of business subsequent to the Interim Date; (ii) commercial obligations to perform pursuant to executory obligations not in default

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 8

as disclosed pursuant to this Agreement.  To the Sellers’ Knowledge, there is no existing condition, situation or set of circumstances which would reasonably be expected to result in any such material liabilities.

The books of account of the Company reflect as of the dates shown thereon substantially all of its material items of income and expense, and all of its assets, liabilities, liens and accruals required to be reflected therein.

3.15

Patents, Trade Names, Trademarks and Copyrights.

All patents, patent applications, trade names, registered or common law trademarks, trademark applications and copyrights owned by or licensed to Company are listed in the Financial Statement and as and to the extent indicated in the Financial Statement  have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other countries, states or other jurisdictions and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such country, state or other jurisdictions, as and to the Sellers’ Knowledge, use of said patents, trade names, trademarks or copyrights in Financial Statement does not require the consent of any third party and the same are freely transferable and are owned exclusively by Company free and clear of any attachments, liens, encumbrances or adverse claims.  No outstanding order, decree, judgment or stipulation, and no proceeding charging Company with infringement of any adversely held patent, trade name, trademark or copyright has been filed or, to the Sellers’ Knowledge, is threatened to be filed.  The Company does not currently use or rely upon any third party patent, trade name, trademark or copyright in order to conduct its business as presently being conducted.

To the Sellers’ knowledge, the Company has the right to use, free and clear of any claims or rights of any third party, all trade secrets, customer lists, manufacturing processes, secret processes, know-how and any other confidential information required for or used in the manufacture or marketing of all products either being sold or manufactured by Company, including, without limitation, any products licensed by Company from others.  To the Sellers’ Knowledge, the

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 9

Company is not in any way making any unlawful or wrongful use of any trade secrets, customer lists, manufacturing processes, secret processes, know-how or any other confidential information of any third party, including, without limitation, any former employer of any present or past employee of Company.  Neither the Sellers nor, to the Sellers’ Knowledge, any officer, director or key employee (which shall mean any person at or above the office of Vice President) of the Company is a party to any non-competition agreement, non-disclosure agreement, or similar agreement with any third party.

3.16

List of Contracts.  Except for the contracts, commitments, plans, agreements and licenses described in the Financial Statement, and except for items involving less than twenty-five thousand dollars ($25,000), the Company is not a party to, nor is any of its properties or assets subject to or otherwise bound by, any:

(a)

Contract with any present or former Stockholder, director, officer or employee, agent or consultant;

(b)

Collective bargaining agreement (or any side agreement, local understanding or settlement agreement relating to any such collective bargaining agreement) or any agreement or contract with any labor union or other employees' association;

(c)

Lease or similar agreement regarding any real property or personal property involving annualized payments or potential payments by or to the Company of at least twenty-five thousand dollars ($25,000);

(d)

Any contract involving more than twenty-five thousand dollars ($25,000) for the future purchase of commodities, materials, inventory, ingredients, supplies, products, merchandise, services or equipment;

(e)

Bonus, pension, profit-sharing, retirement or any hospitalization, or insurance or similar plan or practice, formal or informal, in effect with respect to employees of the Company or any other person or entity;

(f)

Franchise, dealer, distribution, sales or agency contract or commitment;

(g)

Any other outstanding contract of sale or any distribution agreement, representative

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 10

or sales agency agreement, creating any obligation of Company to sell or distribute products in each case involving more than twenty-five thousand dollars ($25,000);

(h)

Guarantees or indemnities, direct or indirect, current or contingent, of the obligations of customers of the Company or any other person or entity;

(i)

Contracts with suppliers, vendors, distributors, clients, customers or others for the future performance of services or provision of goods by or for Company involving more than twenty-five thousand dollars ($25,000) which are not terminable by the Company on less than sixty (60) days prior notice without penalty;

(j)

Insurance policy;

(k)

Advertising contract or commitment involving more than twenty-five thousand dollars ($25,000);

(l)

Bank account, lock box or similar depository arrangements;

(m)

Any real estate mortgage, loan or credit agreement with any lender, any indenture, pledge, conditional sale or title retention agreement, equipment obligation or lease, or lease purchase agreement in each case that involves more than twenty-five thousand dollars ($25,000);

(n)

Any agreement restricting the freedom of the Company or of its employees, to compete in any line of business, in any geographic area or with any person or entity.

(o)

Any other material contracts affecting the Company.

(p)

Any contract of the Company to which the United States government or any agency thereof is a party.

All the contracts and commitments are valid and binding obligations of the Company and, to the Sellers’ Knowledge, of the other parties thereto in accordance with their respective terms and conditions.

There has been no breach or default of any provisions of any such contract, commitment, lease or other agreement by the Company, or to the Sellers’ Knowledge, any other party thereto, and nothing has occurred which, with lapse of time or the giving of notice or both, would reasonably be expected to constitute a breach or default by the Company, or to the Sellers’ Knowledge, by any

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 11

other party thereto with respect to any such contract or commitment or which would reasonably be expected to cause acceleration of any obligation of any party thereto or the creation of any lien, encumbrance, security interest in or upon the Purchased Stock, or the assets of Company.  Buyer has been furnished with true and complete copies of all scheduled contracts and commitments.

3.17

Insurance.  The Schedule of Insurance contains a correct and complete list of all policies (including binders) of insurance held by or on behalf of the Company or relating to its business or any of its assets (specifying the insurer, the amount of coverage, type of insurance, risks insured, any pending claims thereunder and claims history in the last six (6) months).  To the Sellers’ Knowledge, such policies are valid and enforceable in accordance with their respective terms and, are outstanding and duly in force as of the date hereof and there is no default with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required thereby, which has had or reasonably might have a material adverse effect on the enforceability of substantial rights of the Company under any such policy.  No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any policy has been received by the Company.  No policy of the Company has been cancelled by the issuer within the last two (2) years.

3.18

Employee Benefit Plans.  Employee Benefits Pans lists all employee benefit plans and all collective bargaining agreements relating to employee benefits with respect to which the Company has or may incur any future or contingent obligations, including, without limitation, all plans, agreements, arrangements, or policies relating to deferred compensation, incentive compensation, holiday, vacation, pensions, profit sharing, retirement income or other benefits, stock purchase and stock option plans, bonuses, severance arrangements, health benefits, insurance benefits and all other employee benefit or fringe benefits, including any employee welfare benefit plans and employee pension benefit plans within the meaning of Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively referred to as the "Plans").

3.19

Potential Loss of Investment. Purchaser understands that an investment in the

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 12

Shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment.

3.20

Investment Purposes. The Purchaser is acquiring the Shares for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the amount of restricted Shares the Purchaser is acquiring herein. Further, the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the restricted Shares the Purchaser is acquiring.

3.21

The Sellers are aware that the Shares issued hereunder have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and have been offered pursuant to the exemption from registration contained in Section 4(2) of said Act and Regulation D promulgated thereunder on the ground that no public offering is involved, which reliance is based in part upon my representations set forth herein.  It is further understood and agreed that the Shares subscribed for hereunder may not be offered, sold, transferred, pledged or hypothecated to any persons in the absence of registration under the Securities Act of 1933 and applicable state securities laws, or an opinion of counsel satisfactory to the Company that such registration is not required.  It is further understood that a legend will be placed on Shares certificate which sets forth the restrictions set forth herein.

4.

REPRESENTATIONS AND WARRANTIES BY BUYER.

      As of the date hereof and as of the date of the Closing, Buyer represents and warrants as follows:

4.1

Organization and Qualification of Buyer.  Buyer is duly organized, validly existing and in good standing under the laws of Nevada.  Buyer has full corporate power and authority to own or lease all of its properties and assets and to conduct its business in the manner and in the places where such properties are owned and leased or such business is now conducted

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 13

by it.

4.2

Authority of Buyer.  This Agreement and each of the agreements and other documents and instruments delivered or to be delivered by Buyer pursuant to or in contemplation of this Agreement will constitute, when so delivered, the valid and binding obligation of Buyer and shall be enforceable in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, by the exercise of judicial discretion in accordance with general equitable principles, and by equitable defenses that may be applied to the remedy of specific performance.  The execution, delivery and performance of this Agreement and each such agreement, document and instrument has been duly authorized by all necessary corporate action of Buyer and is within Buyer's corporate powers.  The execution, delivery and performance of any such agreement, document or instrument by Buyer and the execution, delivery and performance of this Agreement or any other agreement, document or instrument by the Buyer does not and will not with the passage of time or the giving of notice or both:

(i)

result in a breach of or constitute a default under any indenture or loan or credit agreement or under any agreement of the Buyer, or any other material agreement, lease or instrument to which Buyer is a party or by which the property of Buyer is bound or affected;

(ii)

result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, indenture, material agreement, lease or instrument now in effect having applicability to Buyer;

(iii)

 violate any provisions of the Certificate of Incorporation or Bylaws of Buyer; or

(iv)

require any approval, consent or waiver of, or filing with, any entity, private or governmental, which has not been obtained.

4.3

Governmental Approvals.  All requisite consents, authorizations, licenses, permits, orders, certificates and approvals of all third parties and/or governmental agencies, including without limitation any governmental agency or authority of the United States, or other

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 14

jurisdiction whose approval is necessary for Buyer to consummate the transactions contemplated by this Agreement have been obtained.

4.5

Disclosure.  No representation or warranty in this Article 4, and no statement contained elsewhere in this Agreement or in any schedule, exhibit, certificate or other document furnished or to be furnished by Buyer to Sellers pursuant hereto or in connection with the transactions contemplated under this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

4.6

Purchase for Investment.  Buyer hereby represents and warrants to each Seller that Purchaser is acquiring the Purchased Stock for its own account, for investment, and not with a view to the distribution thereof in violation of the Securities Act of 1933 or of the State Laws.  Buyer understands that the Purchased Stock has not been registered under the Securities Act of 1933 (the “Act”) or any state securities law, by reason of its sale to the Sellers in one or more transactions exempt from registration; and that the Purchased Stock must be held by Buyer indefinitely unless a subsequent disposition thereof is registered under the Act and the state securities laws or is exempt from registration.

Buyer represents and warrants to the Sellers that the sale of the Purchased Stock to it hereunder is exempt from registration under the provisions of Section 4(2) of the Act.

4.7

Acknowledgment of Disclaimer of Profits.  Buyer expressly acknowledges and agrees that Sellers have not made any representation or warranty with respect to the future profitability or financial prospects of the Company after the Closing Date.

4.8

No General Solicitation or Advertising. Neither any Buyer nor any of its affiliates nor any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act").

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 15

5.

COVENANTS OF THE SELLERS.

The Sellers covenant and agree as follows throughout the period from the date hereof through and including the Closing:

5.1

Restrictions.  Sellers shall cause the Company to conduct the business and operations in which it is engaged only in the ordinary course substantially the manner in which such business and operations have been previously conducted and, furthermore, without limiting the generality of the foregoing, Sellers shall cause the Company to not (except with the prior written consent of the Buyer which shall not be unreasonably withheld):

(a)

Redeem, purchase, repurchase or retire any of the capital stock of the Company, or declare or pay any dividends or make any other payments or distribution upon any of the capital stock of the Company, except that the Company is authorized to make a distribution to Skidmore prior to or after Closing in the amount of $30,000;

(b)

Make or permit any material change in or cease in whole or in significant part its present business;

(c)

Sell, lease, transfer or otherwise dispose of all or any material portion of its assets including, without limitation, rights to patents, know-how, intellectual property or other intangible assets or cancel any debts or claims, except sales of inventory in the ordinary course of business or immaterial amounts of other intangible personal property not required in the business;

(d)

Make any change in the Certificate of Incorporation or Bylaws of the Company;

(e)

Make any change in the authorized or issued and outstanding capital stock of the Company including any changes involving treasury shares;

(f)

Grant any options or rights to purchase any securities of the Company;

(g)

Effect any dissolution, winding up, liquidation or termination of the business of the Company;

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 16

5.2

Notice of Breach.  To the extent Sellers obtain actual knowledge that any of the representations or warranties contained in Article 3 hereof would be incorrect in any material respect were those representations or warranties made immediately after such knowledge was obtained, Sellers shall notify Buyer in writing promptly of such fact and exercise their reasonable efforts to remedy same to the extent within Sellers' control.

5.3

Access.  Sellers will permit Buyer, its counsel, its auditors and its appraisers to inspect and copy all Company records and documents in the Company's and Sellers' custody, care or control and to have reasonable access to all places of their business throughout all regular business hours, provided such inspections do not unduly disrupt the conduct of business, provided, further, that Buyer shall not contact the Company's customers, suppliers or employees without the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed.

5.4

Authorization from Others.  Sellers shall use reasonable efforts to obtain all authorizations, consents and approvals of third parties or governmental agencies that may be required to permit the consummation of the transactions contemplated by this Agreement.

5.5

Consummation of Agreement.  Sellers shall use reasonable best efforts to satisfy all conditions to the Closing that are within their control to the end that the transactions contemplated by this Agreement shall be fully carried out.

5.7

Business Intact; Relationships with Customers and Suppliers.  Sellers shall use commercially reasonable efforts to keep intact the business of the Company, to keep available its key employees and to maintain the goodwill of its customers, distributors and suppliers and other persons having business dealings with it.

6.

COVENANTS OF SELLERS AND BUYER.

6.1

Regulatory Filings.  Each of the parties hereto will furnish to the other party hereto such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions to any governmental agency.  Buyer and Sellers each agree to timely file any information reports,

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 17

applications or notices required to be filed in connection with the transactions contemplated by this Agreement by the (i) Hart-Scott-Rodino Antitrust Improvements Act and the regulations promulgated thereunder (the "HSR Act") and (ii) the Omnibus Trade and Competitiveness Act of 1988 (the "1988 Trade Act").

6.2

Consummation of Agreement.   Buyer shall use its reasonable best efforts to satisfy all conditions to the Closing that are within its control to the end that the transaction contemplated by this Agreement shall be fully carried out.

6.3

Authorization From Others.  Buyer shall use its reasonable efforts to obtain all authorizations, consents and approvals of third parties or governmental agencies that may be required to permit the consummation of the transactions contemplated by this Agreement.

7.

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE.

The obligation of Buyer to acquire the Purchased Stock as contemplated hereby, and to perform its other obligations hereunder to be performed on or after the Closing, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by Buyer, of the following conditions:

7.1

Representations and Warranties.  The representations and warranties of Sellers set forth in Article 3 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and Buyer shall have received a certificate to such effect, executed by Sellers and dated as of the Closing Date, in form satisfactory to Buyer.

7.2

Performance of Covenants.  Sellers shall have performed in all material respects all of their covenants and obligations contained in this Agreement to be performed on or prior to the Closing Date, and Buyer shall have received a certificate to such effect, executed by the Sellers and dated as of the Closing Date, in form satisfactory to Buyer.

7.3

Threatened or Pending Proceedings. No proceedings shall have been initiated or threatened by any governmental department, commission, bureau, board, agency or instrumentality, foreign or domestic, or any other bona fide third party seeking to enjoin or

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 18

otherwise restrain or to obtain an award for damages in connection with the consummation of the transactions contemplated hereby.

7.4

Corporate Action.  All corporate action necessary to authorize (i) the execution, delivery and performance by Sellers of this Agreement and any other agreements or instruments contemplated hereby to which Sellers are a party and (ii) the consummation of the transactions and performance of its other obligations contemplated hereby and thereby shall have been duly and validly taken by Sellers, and the Buyer shall have been furnished with copies of all applicable resolutions adopted by the Board of Directors of Kaiyaco, certified by the Secretary or Assistant Secretary of Kaiyaco.

7.5

Delivery of Certificates and Documents to Buyer. Kaiyaco shall have delivered, or cause to be delivered, to the Buyer certificates as to the legal existence and good standing of the Company issued by the State of and/or such other appropriate official thereof.

8.

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS TO CLOSE.

The obligation of Sellers to sell the Purchased Stock as contemplated hereby, and to perform their other obligations hereunder to be performed on or after the Closing, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by the Sellers, of the following conditions:

8.1

Representations and Warranties.  The representations and warranties of Buyer set forth in Article 4 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and the Sellers shall have received a certificate to such effect, executed by the President or any Vice President of Buyer and dated as of the Closing Date, in form satisfactory to the Sellers.

8.2

Performance of Covenants.  Buyer shall have performed in all material respects all of its covenants and obligations contained in this Agreement to be performed on or prior to the Closing Date, and the Sellers shall have received a certificate to such effect, executed by the President or any Vice President of the Buyer and dated as of the Closing Date, in form satisfactory to Sellers.

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 19

8.3

Corporate Action.  All corporate action necessary to authorize (i) the execution, delivery and performance by Buyer of this Agreement and any other agreements or instruments contemplated hereby to which Buyer is a party and (ii) the consummation of the transactions and performance of its other obligations contemplated hereby and thereby shall have been duly and validly taken by Buyer, and the Sellers shall have been furnished with copies of all applicable resolutions adopted by the Board of Directors of Buyer, certified by the CEO, Secretary or Assistant Secretary of Buyer.

8.4

Threatened or Pending Proceedings.  No proceedings shall have been initiated or threatened by any governmental department, commission, board, bureau, agency or instrumentality, foreign or domestic, or any other bona fide third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of the transactions contemplated hereby.

8.5

Delivery of Certificates and Documents to Sellers. If requested by the Sellers, Buyer shall have delivered, or cause to be delivered, to the Sellers certificates as to the legal existence and good standing of Buyer issued by the State of and/or such other appropriate official thereof.

9.

TERMINATION OF AGREEMENT.

9.1

Termination.  At any time prior to the Closing Date, this Agreement may be terminated (i) by the mutual consent of the Buyer and Sellers, (ii) by Sellers if there has been a material misrepresentation, breach of warranty or breach of covenant by Buyer in its representations, warranties and covenants set forth herein, (iii) by Buyer if there has been a material misrepresentation, breach of warranty or breach of covenant by the Sellers in their representations, warranties and covenants set forth herein that would reasonably be expected to have a Material Adverse Effect, (iv) by the Sellers if the conditions stated in Article 8 have not been satisfied at or prior to the Closing Date or (v) by Buyer if the conditions stated in Article 7 have not been satisfied at or prior to the Closing Date.

9.2

Effect of Termination.  If this Agreement shall be terminated as above provided,

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 20

this Agreement shall become null and void and have no effect and all obligations of the parties hereunder shall terminate without liability of any party to the other; provided however, that nothing in this Section 9.2 shall prevent any party from seeking or obtaining damages or appropriate equitable relief for the breach of any covenant made by any other party hereto.

9.3

Right to Proceed.  Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 7 hereof have not been satisfied at or prior to the Closing, Buyer, having otherwise satisfied its obligations or met conditions to Closing hereunder, shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Article 8 hereof have not been satisfied at or prior to the Closing, the Sellers, having otherwise satisfied their obligations or met conditions to Closing hereunder, shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

9.4

Notice of Breach.  To the extent Buyer obtains knowledge before the Closing Date that any of the representations or warranties contained in Article 4 hereof would be incorrect in any material respect were those representations or warranties made immediately after such knowledge was obtained, the Buyer shall notify Sellers in writing promptly of such fact and exercise its reasonable efforts to remedy same to the extent within Buyer's control.

10.

RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

10.1

Survival of Representations and Warranties.  All representations, warranties, covenants and obligations herein shall be deemed to have been relied upon by the other party, shall survive the execution and delivery of this Agreement for a period of one year at which time all representations, warranties, covenants and obligations shall terminate.

10.2

Further Assurances.  From time to time after the Closing and without further consideration, the parties will execute and deliver, or arrange for the execution and delivery of such other instruments of conveyance and transfer and take such other action or arrange for such other actions as may reasonably be requested to more effectively complete any of the transactions provided for in this Agreement or any document annexed hereto.

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 21

11.

INDEMNIFICATION AND SETOFF.

11.1

Indemnification by the Sellers.  The Sellers hereby agree to defend, indemnify and hold Buyer harmless from and against any damages, liabilities, losses and expenses, excluding consequential, special, punitive and diminution in value damages (including, without limitation, reasonable attorneys' fees) (“Loss”) which may be sustained or suffered by Buyer arising out of, based upon, or by reason of a breach of any representation or warranty, or a failure to perform any agreement or covenant made by the Sellers in this Agreement.

11.2

Indemnification by the Buyer.  The Buyer hereby agrees to defend, indemnify and hold the Sellers harmless from and against any Loss which may be sustained or suffered by the Sellers arising out of, based upon, or by reason of a breach of any representation or warranty, or a failure to perform any agreement or covenant, made by the Buyer in this Agreement or in any exhibit, schedule, certificate or financial statement delivered hereunder, or arising out of, based upon, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing covered by such breached representations, warranties or covenants.

11.3 Notice; Defense of Claims.  Each party to this Agreement shall give prompt written notice to the other party or parties to this Agreement under each claim for indemnification hereunder specifying the amount and nature of the claim, and of any matter which is likely to give rise to an indemnification claim.  Each party to this Agreement has the right to participate at its own expense in the defense of any such matter or its settlement, or the indemnifying party may take over the defense of such matter so long as such defense is reasonably expeditious, and in the event the indemnifying party is defending such matter, the indemnified party shall not consent to the entry of judgment or enter into any settlement by which such indemnifying party is to be bound and which settlement does not include as an unconditional term the giving by the indemnified party and the claimant or plaintiff to such indemnifying party of a release from all liability in respect to such claim or litigation.  Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the indemnified party to collect such claims from the indemnifying party except to the extent such failure to so notify

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 22

adversely affects the indemnifying party's ability to defend such claim against a third party.  No indemnifying party, in the defense of any claim or litigation shall, except with the consent of an indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement by which such indemnified party is to be bound and which judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

11.4

Limitations.  Notwithstanding Section 11.1, the Sellers shall not have any obligation to indemnify Buyer with respect to any Losses (i) until the aggregate amount of all Losses that Buyer suffered, sustained, incurred or paid or are required to pay exceeds or may exceed One Hundred Thousand Dollars ($100,000) (the “Threshold”), at which point the Sellers shall be obligated to indemnify Buyer from and against all Losses relating back to the first dollar, (ii) in excess of $1,000,000 in the aggregate (the “Cap”) or (iii) with respect to any matter related to Sellers with respect to which Buyer was aware in reasonable detail prior to Closing; provided, the foregoing notwithstanding, the Threshold and Cap shall not apply to any Losses arising out of, resulting from or related to the breach by Sellers of the representations and warranties set forth in Sections 3.1, 3.2, and 3.5 of this Agreement, but with respect to Sections 3.1, 3.2 and 3.5, only to the extent that Buyer has not received all right, title and interest in the Purchased Stock.

11.5

Exclusive Remedy.  An indemnified party’s exclusive remedy for Losses arising out of any breach of any representation, warranty, agreement or covenant of another Party contained herein shall be indemnification pursuant to this Section 11.

11.6

Taxes and Insurance; Mitigation.  Any calculation of Losses shall be reduced to take into account any net tax benefit actually realized by the indemnified party as a result of such Losses.  In the event any Losses are potentially covered by insurance, the indemnified party agrees to use reasonable efforts to seek recovery under such insurance and any such insurance recovery shall reduce the amount of Losses payable by the indemnifying party.  The indemnified

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 23

party shall take all reasonable actions to mitigate the extent and amount of any such Losses.

11.7

Subrogation.  Upon payment in full of any indemnification claim by the indemnifying party, the indemnifying party shall be subrogated to the extent of such payment to the rights of the indemnified party against any person or entity with respect to the subject matter of such indemnified claim.

11.8

Cooperation.  The indemnified party and indemnifying party shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing, without expense to the indemnifying party, management employees of the indemnified employees as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witness in any proceeding relating to such claim.

12.

NON-DISCLOSURE COVENANTS.

12.1

Disclosure of Information.  It is understood that the business of Company is of a confidential nature.  Prior to the date hereof the Company may have revealed and on or after the date hereof the Company may reveal to the Buyer confidential information concerning Company or any of Company's affiliates or subsidiaries which, if known to competitors thereof, would damage Company or its said affiliates or subsidiaries.  The Buyer agrees that it will never, and will cause its representatives, agents, directors, officers and employees to not, divulge or appropriate to its own use, or to the use of any third party, any secret or confidential information or knowledge obtained by them concerning Company or its subsidiaries or affiliates, including, but not limited to, information pertaining to methods, processes, designs, equipment, catalogs, customer lists and operating procedures.  The restrictions contained in this paragraph against disclosing or using confidential information shall not apply to information which is in the public domain other than by reason of Sellers or Buyer’s breach of this Agreement or to information previously disclosed by Sellers or the Company to prospective purchasers of the Company, which prospective purchasers have executed and delivered nondisclosure agreements to the Company.  Sellers represent that such confidentiality agreements are contracts between the

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 24

Company and such prospective buyers and that they provide in pertinent part for inter alia:  a prohibition on the prospective buyer's use or disclosure of such confidential information, a return (except for one certain prospective buyer) of the confidential material at the Company's request, and a prohibition on solicitation of the Company's employees for a period after the date of execution of the confidentiality agreement.

13.

MISCELLANEOUS.

13.1

Taxes.  Any taxes in the nature of sales or transfer tax and any stock transfer tax, payable on the sale or transfer of all or any portion of the Purchased Stock or the    consummation of any other transaction contemplated hereby shall be paid by Sellers.

13.2

Assignability.  Neither this Agreement nor any rights or obligations hereunder, are assignable by Sellers or the Company, except that Sellers may assign their rights hereunder to an affiliate of Sellers.  The rights of Buyer under this Agreement are assignable in part or wholly to any company controlled by, controlling or under common control with Buyer and any assignee of Buyer shall succeed to and be possessed of the rights of Buyer hereunder to the extent of the assignment made; provided, however, that and such assignment by Buyer shall not relieve Buyer of its obligations hereunder.  In addition, after the Closing, Buyer may assign all of its rights and/or obligations under this Agreement to any person who acquires either the stock of Buyer or the Company, or substantially all of the assets of the Company; provided, however, that any such assignment by Buyer shall not relieve Buyer of its obligations hereunder.

13.4

Section Headings.  The Section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect provisions thereof. All Exhibits and/or Schedules hereto shall be initialed for identification or may be physically annexed hereto, but in either event such Exhibits or Schedules shall be deemed to be a part hereof.

13.5

Waiver.  Neither the failure nor any delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy or preclude any further or other exercise thereof, or the exercise of

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 25

any other right, power or remedy.

13.6

Expenses.  Except as otherwise provided herein, the Buyer and Sellers shall pay the fees and expenses of their respective accountants and legal counsel incurred in connection with the transactions contemplated by this Agreement.

13.7

Notices.  Any notices required or permitted to be given hereunder shall be given in writing and delivered in person or sent certified mail, postage prepaid, return receipt requested, to the respective parties at such addresses as may hereinafter be designated by such party in writing to other parties.

13.8

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Washington.

13.9

Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the transaction contemplated herein and shall not be modified or amended except by an instrument in writing signed by the parties hereto.

13.10 Validity.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions hereof, and this Agreement shall be construed in all other respects as if such invalid and unenforceable provisions were omitted.

13.11 Counterparts.  This Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

13.12

Amendments.  No amendment or modification of any provision of this Agreement shall be effective unless the same shall be set forth in a writing duly executed by the Sellers and Buyer, and then only to the extent specifically set forth therein.

13.13

Arbitration.  All disputes arising or otherwise under this Agreement shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  Arbitration shall be by a panel of three arbitrators experienced in the matters at issue with one such arbitrator selected by Sellers, one such arbitrator selected by Buyer and one such arbitrator selected by such earlier selected arbitrators.  The arbitration shall

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 26

be held in such place in King County, Washington, as may be specified by a majority of the arbitrators (or any place agreed to by the Parties).  The decision of a majority of the arbitrators shall be final and binding as to any matters submitted under this Section 13.13; provided, however, if necessary, such decision and satisfaction procedure may be enforced by the successful Party in any court of record having jurisdiction over the subject matter and over the affiliated Parties.  All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorney’s fees) shall be borne by the Party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Sellers and Buyer.  If the arbitrator’s decision is a compromise or is in favor of one Party as to some issues and in favor of another Party as to other issues, the determination of which Party or Parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by a majority of the arbitrators on the basis of such arbitrators’ assessment of the relative merits of the Parties’ positions and the relative degree to which each Party was successful.

IN WITNESS WHEREOF, we have set our hands and seals as of the date first above written.

DIGITALTOWN, INC.

By:  _______________________________

Signature: ______________________________________

CLINT SKIDMORE:

By:  _______________________________

Signature: __________________________________________

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 27

KAIYACO VENTURES LTD.:

By: ________________________________

Signature: __________________________________________

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 28

DIGITALTOWN- REZSOURCE STOCK PURCHASE AGREEMENT - 29